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                                                                   Exhibit 11b


                                State of Florida

                                     [LOGO]
                                 IN GOD WE TRUST
                               Department of State

I certify the attached is a true and correct copy of the Articles of Amendment, filed on August 7, 2000, to Articles of Incorporation for AMERICAN RISK MANAGEMENT GROUP, INC., a Florida corporation, as shown by the records of this office.

The document number of this corporation is V58119.




                                              Given under my hand and the
                                          Great Seal of the State of Florida
                                           at Tallahassee, the Capitol, this
                                                          the
                                              Seventh day of August, 2000


[SEAL OF THE STATE OF FLORIDA]
                                                  /s/ Katherine Harris
                                              ---------------------------
                                                    Katherine Harris
                                                   Secretary of State




           CR2EO22 (1-99)